UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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COEUR D’ALENE MINES CORPORATION

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COEUR D’ALENE MINES CORPORATION

400 Coeur D’Alene Mines Building
Post Office Box I
505 Front Avenue
Coeur D’Alene, Idaho 83814

April 5, 2005

Dear Shareholder:

      We are pleased to invite you to attend our Annual Meeting of Shareholders. This year it will be held the morning of Tuesday, May 10, 2005 at 9:30 A.M., local time, at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho. The primary business of the meeting will be to:

•	Elect directors; and

•	Approve the 2005 Non-Employee Directors’ Equity Incentive Plan and authorize 500,000 shares of common stock for issuance thereunder.

      A Notice of the Annual Meeting and the Proxy Statement follow. You will also find enclosed a proxy card. We invite you to attend the meeting in person, but if this is not feasible, it is important that you be represented by proxy. If you cannot attend the meeting, we urge you to date and sign the enclosed proxy card, and return it promptly. We have provided a return-addressed, permit-stamped envelope for your convenience.

      Effective at our annual meeting, James A. McClure will be retiring after thirteen years of service on our board. His contributions to our company and the board have been valuable and on behalf of the board and management, I want to convey to Jim our appreciation for his exceptional service over the years.

Sincerely,

DENNIS E. WHEELER
Chairman of the Board, President
and Chief Executive Officer

WE URGE YOU TO CAREFULLY CONSIDER EACH OF THE MATTERS TO BE VOTED UPON AT THE ANNUAL MEETING AND IT IS THE BOARD’S RECOMMENDATION THAT SHAREHOLDERS VOTE FOR EACH OF THE PROPOSALS BEING PRESENTED.

COEUR D’ALENE MINES CORPORATION

400 Coeur d’Alene Mines Building
505 Front Avenue
Post Office Box I
Coeur d’Alene Idaho 83814

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Dear Shareholder:

      Notice is hereby given that our Annual Meeting of Shareholders will be held at The Coeur d’Alene Resort and Conference Center, Second Street and Front Avenue, Coeur d’Alene, Idaho, on Tuesday, May 10, 2005, at 9:30 A.M., local time, for the following purposes:

1.	To elect a Board of Directors consisting of nine (9) persons to serve for the ensuing year or until their respective successors are duly elected and qualified;

2.	Approve the 2005 Non-Employee Directors’ Equity Incentive Plan and authorize 500,000 shares of common stock for issuance thereunder; and

3.	To transact such other business as properly may come before the meeting.

      Nominees for directors to be elected at the Annual Meeting are set forth in the enclosed Proxy Statement.

      Only shareholders of record at the close of business on March 25, 2005, the record date fixed by the Board of Directors, are entitled to notice of, and to vote at, the Annual Meeting.

By order of the Board of Directors,

DENNIS E. WHEELER
Chairman of the Board

Coeur d’Alene, Idaho

April 5, 2005

YOUR VOTE IS IMPORTANT

PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. MAIL THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF THE PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

PROXY STATEMENT

General

      This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies of shareholders for shares to be voted at the Annual Meeting of Shareholders to be held on Tuesday, May 10, 2005, and any and all adjournments thereof.

      Any shareholder executing a proxy has the right to revoke it at any time prior to its exercise by giving notice to our Secretary.

      This proxy statement and the accompanying proxy are being mailed or given to our shareholders on or about April 5, 2005.

VOTING SECURITIES

      All shareholders of record as of the close of business on March 25, 2005, are entitled to vote at the Annual Meeting or any adjournment thereof upon the matters listed in the Notice of Annual Meeting. Each shareholder is entitled to one vote for each share held of record on that date. As of the close of business on March 25, 2005, a total of 240,015,206 shares of our common stock were outstanding.

      Shares represented by a proxy will be voted according to the instructions, if any, given in the proxy. Unless otherwise instructed, the person or persons named in the proxy will vote:

•	FOR the election of the nine nominees for directors listed herein (or their substitutes in the event any of the nominees is unavailable for election);

•	FOR the approval of the 2005 Non-Employee Directors’ Equity Incentive Plan and authorization of 500,000 shares of common stock for issuance thereunder; and

•	FOR their discretion with respect to such other business as properly may come before the Annual Meeting.

      Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by us for the meeting. The number of shares represented at the meeting in person or by proxy will determine whether or not a quorum is present. The inspectors of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

      We will bear the cost of soliciting proxies. Proxies may be solicited by directors, officers or regular employees in person or by telephone or telegram. We have retained Morrow & Company, Inc., New York, New York, to assist in the solicitation of proxies. Morrow & Company’s charge will be $8,000 plus out-of-pocket expenses.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

      Nine directors are to be elected at the Annual Meeting, each to serve for one year or until his successor is elected and qualified. Proxies will be voted at the Annual Meeting, unless authority is withheld, FOR the election of the nine persons named below. Seven of the nominees currently are directors. James A. McClure, who has served as a director of the Company since 1991, will be retiring from the board effective May 10, 2005. We do not contemplate that any of the persons named below will be unable, or will decline, to serve; however, if any such nominee is unable or declines to serve, the persons named in the accompanying proxy will vote for a substitute, or substitutes, in their discretion. The two new nominees to the Board were approved by the Nominating and Corporate Governance Committee, recommended by the Chairman of that Committee and unanimously approved by the full Board.

		Director
Nominee	Age	Since

Dennis E. Wheeler	62	1978
Currently, Chairman of the Board, President and Chief Executive Officer of Coeur d’Alene Mines Corporation. Chairman of the Board and President from May 1992 to September 2002; President from December 1980 to September 2002 and January 2005 to present; Chief Executive Officer since December 1986.
James J. Curran	65	1989
Chairman of the Board and Chief Executive Officer of First Interstate Bank, Northwest Region (Alaska, Idaho, Montana, Oregon and Washington) from October 1991 to April 30, 1996; Chairman of the Board and Chief Executive Officer of First Interstate Bank of Oregon, N.A. from February 1991 to October 1991; Chairman and Chief Executive Officer of First Interstate Bank of Denver, N.A. from March 1990 to January 1991; Chairman, President and Chief Executive Officer of First Interstate Bank of Idaho, N.A. from July 1984 to March 1990.
Cecil D. Andrus	73	1995
Governor of Idaho (1971-1977 and 1987-1995); Secretary of the U.S. Department of the Interior (1977-1981). Director of RENTRAK (a video cassette leasing company). Chairman of the Andrus Center for Public Policy at Boise State University; “Of Counsel” member of the Gallatin Group (a policy consulting firm) from March 1995 to present.
John H. Robinson	54	1998
Vice Chairman of Olsson Associates (engineering consultancy) since 2004. Chairman of EPCglobal Ltd. (staffing company) and Executive Director of MetiLinx Ltd. (software) from 2003 to 2004. Executive Director of Amey plc (business process outsourcing) from 2000 to 2002. Vice Chairman and Managing Partner of Black & Veatch Inc. (engineering and construction) from 1989 to 2000. Member of the Board of Directors of Alliance Resource Management GP, LLC (coal mining).
Robert E. Mellor	61	1998
Chairman, Chief Executive Officer and President of Building Materials Holding Corporation (distribution, manufacturing and sales of building materials and component products) since 1997, director since 1991; Member of the Board of Directors of The Ryland Group, Inc. (national residential home builder). Member of the Board of Directors of Monro Muffler/ Brake, Inc. Of Counsel, Gibson, Dunn & Crutcher, LLP, 1991-1997.
Timothy R. Winterer	68	1998
President, Chief Operating Officer and Director of Western Oil Sands from January 2000 to December 2001. President and Chief Executive Officer of BHP World Minerals Corporation (international resources company) from 1997 to 1998; Senior Vice President and Group General Manager, BHP World Minerals (1992-1996); Senior Vice President, Operations International Minerals, BHP Minerals (1985-1992); Executive Vice President, Utah Development Company (1981-1985)

		Director
Nominee	Age	Since

J. Kenneth Thompson	53	2002
President and CEO of Pacific Star Energy LLC (natural gas pipeline company in Alaska) from September 2000 to present. Since December 2004, Managing Partner of Alaska Venture Capital Group and Chairman of AVGC’s oil and gas exploration subsidiary, Brooks Range Petroleum Corporation, which are private companies. Executive Vice President of ARCO’s Asia Pacific oil and gas operating companies in Alaska, California, Indonesia, China and Singapore from 1998 to 2000. President and CEO of ARCO Alaska, Inc., the parent company’s oil and gas producing division based in Anchorage from June 1994 to January 1998. Member of the Board of Directors of Alaska Air Group, Inc. and Horizon Air.
Andrew Lundquist	44
Managing Partner of Lundquist, Nethercutt & Griles LLC, a business and government relations consulting and project management firm since he founded the firm in 2002. Director of Pioneer Natural Resources Company, an oil and gas company, and the American division of AREVA, a French nuclear company. Member of the U.S. Secretary of Energy’s Advisory Board Previously, served as Director of the National Energy Policy Development Group and senior energy advisor to the President and Vice-President (2001 to 2002), Majority Staff Director of the Senate Committee on Energy and Natural Resources (1998 to 2001), Chief of Staff for Senator Frank Murkowski (1996 to 1998) and counsel for the Senate Energy Committee (1995 to 1996).
Alex Vitale	40
Managing Director of Deutsche Bank Securities Inc. from April 2001 to present and Director of Deutsche Bank Securities Inc. from 1997 to April 2001.

MANAGEMENT RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Committees of the Board of Directors

      Our Board of Directors met 11 times during 2004. We have an Audit Committee comprised solely of outside directors and presently consisting of Messrs. Curran (Chairman), McClure and Thompson. The Audit Committee is responsible for reviewing and reporting to the Board of Directors with respect to various auditing and accounting matters, including the selection of our independent public accountants, the scope of the audit procedures, the nature of all audit and non-audit services to be performed, the performance of our independent accountants and our accounting practices and policies. The Audit Committee met nine times during 2004.

      The Board also has a Compensation Committee, comprised solely of outside directors and presently consisting of Messrs. Thompson (Chairman), Mellor, Andrus and Robinson. The Compensation Committee is responsible for determining the annual compensation of the Company’s executive officers and directors, overseeing the Company’s stock incentive plans and other executive benefit plans and providing guidance in the area of certain employee benefits. The Compensation Committee met four times during 2004.

      The Board has a Nominating and Corporate Governance Committee consisting of Messrs. Mellor (Chairman), Thompson, Andrus and Winterer. The Nominating and Corporate Governance Committee is responsible for proposing nominees for the Board of Directors, the establishment of corporate governance guidelines and related corporate governance matters. The Nominating Committee met two times during 2004.

      Our Board also has an Executive Committee on which Messrs. Wheeler, Curran, Mellor, Robinson and Winterer currently serve. The Executive Committee is authorized to act in the place of the Board of Directors on limited matters that require action between Board meetings.

      Each of the members of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee are independent directors within the meaning of applicable New York Stock Exchange listing standards and rules. Copies of the charters of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are available at our website www.coeur.com. Each director attended at least 75% of the meetings of the Board of Directors and committees on which he served during 2004.

Policy Regarding Director Nominating Process

      The Nominating and Corporate Governance Committee has adopted a policy pursuant to which a shareholder who has owned at least 1% of the Company’s outstanding shares of common stock for at least two years may recommend a director candidate that the Committee will consider when there is a vacancy on the board either as a result of a director resignation or an increase in the size of the board. Such recommendation must be in writing addressed to the Chairman of the Nominating and Corporate Governance Committee at the Company’s principal executive offices and must be received by the Chairman at least 120 days prior to the anniversary date of the release of the prior year’s proxy statement. Although the Committee has not formulated any specific minimum qualifications that the Committee believes must be met by a nominee that the Committee recommends to the board, the factors it will take into account will include strength of character, mature judgment, career specialization, relevant technical skills or financial acumen, diversity of viewpoint and industry knowledge, as set forth in the Committee’s charter. The Committee does not believe that there will be any differences between the manner in which the Committee evaluates a nominee recommended by a shareholder and the manner in which the Committee evaluates nominees recommended by other persons.

Policy Regarding Shareholder Communications with Directors

      Shareholders desiring to communicate with a director, the non-management directors as a group or the full board may address such communication to the attention of the William F. Boyd, Esq., counsel to the Company, 601 Sherman Avenue, Suite 1, Coeur d’Alene, Idaho 83814, and such communication will be forwarded to the intended recipient or recipients.

Policy Regarding Director Attendance at Annual Meetings

      The Company has a policy that encourages directors to attend each annual meeting of shareholders, absent extraordinary circumstances. Each of the eight members of last year’s board attended the annual meeting on May 20, 2004.

Meetings of Non-Management Directors

      Non-management members of the Board of Directors conduct at least two regularly-scheduled meetings per year without members of management being present. Robert E. Mellor will preside over each meeting of non-management directors.

      Corporate Governance Guidelines and Code of Business Conduct and Ethics for Directors and Employees

      In February 2004, the Board of Directors adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics for Directors, Officers and Employees in accordance with recently-amended New York Stock Exchange corporate governance listing standards. Copies of these documents are available at our website www.coeur.com.

SHARE OWNERSHIP

      The following table sets forth information, as of March 25, 2005, concerning the beneficial ownership of our common stock by each of the nominees for election as directors, and by all of our directors/nominees and executive officers as a group. No shareholder is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

	Shares Beneficially		Percent of
	Owned		Outstanding

Dennis E. Wheeler	1,107.453	(1)(2)	.46
James J. Curran	189,616	(1)(2)	*
James A. McClure	36,152	(2)	*
Cecil D. Andrus	14,660	(2)	*
John H. Robinson	49,475	(2)	*
Robert E. Mellor	33,645	(2)	*
Timothy R. Winterer	69,968	(2)	*
J. Kenneth Thompson	76,349	(1)(2)	*
Andrew Lundquist	—		—
Alex Vitale	—		—
Gary W. Banbury	119,701		*
James A. Sabala	140,209		*
Mitchell J. Krebs	76,006		*
Donald J. Birak	39,223		*
All executive officers and nominees for director as a group (22 persons)	2,554,012		1.06

(*)	Holding constitutes less than .10% of the outstanding shares.

(1)	Individual shares investment and voting powers over certain of his shares with his wife. The other directors have sole investment and voting power over their shares.

(2)	Holding includes the following shares which may be acquired upon the exercise of exercisable options outstanding under the 2003 Long-Term Incentive Plan, executive compensation program or Non-Employee Directors’ Stock Option Plan: Dennis E. Wheeler — 736,516 shares; James J. Curran — 189,516 shares; James A. McClure — 35,802 shares; Cecil D. Andrus — 14,560 shares; John H. Robinson — 49,375 shares; Robert E. Mellor — 33,545 shares; Timothy R. Winterer — 68,968 shares; J. Kenneth Thompson 66,349 shares; and all executive officers and directors as a group — 1,518,913 shares.

COMPENSATION AND RELATED MATTERS

      The discussion set forth below discusses our executive compensation program, including the 2003 Long-Term Incentive Plan (the “LTIP”) that was approved by our shareholders on May 20, 2003, and pursuant to which we may annually grant nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards and stock-based awards to our executive officers. Stock options to purchase 292,932 shares of common stock were issued in 2004. Proposal number 2 below recommends shareholder approval of the 2005 Non-Employee Director’s Equity Incentive Plan. This plan will allow continued granting of equity to outside directors, in lieu of cash compensation, since the Non-Employee Director’s Stock Option Plan expired at the end of 2004. For 2005, the Board has approved a change to use shares of stock for the equity portion instead of the stock options used in prior years.

      On February 17, 2005, the Board of Directors awarded a total of 297,974 restricted shares which will vest to the extent of one-third of the award amount on each anniversary following the grant date of such shares. Of such shares, 109,072 shares were issued to our Chief Executive Officer; 31,163 shares were issued to our Executive Vice President and Chief Financial Officer; 21,295 shares were issued to our Senior Vice President of Exploration; 14,958 shares were issued to our Vice President Corporate Development; and between 5,402 to 28,566 shares were issued to each of our seven other executive officers.

History and Objectives of the Company’s Executive Compensation Program

      Hewitt Associates, an independent consulting firm, has advised our Board of Directors and its Compensation Committee regarding our executive compensation program since 1989. The program was originally approved by shareholders in 1989. An amendment to the program was approved by shareholders in 1995. In 2003, the shareholders approved a new LTIP designed to make us remain competitive with mining industry peer companies and to further align the financial incentives of management with the shareholders’ interests. Our executive compensation program is designed to provide incentives to executive officers to meet short-term and long-term objectives and to attract, retain and motivate key executives that significantly affect our performance. Officers of Coeur d’Alene Mines Corporation and its subsidiaries (currently totaling 15 persons) are eligible to participate in the program. Under the executive compensation program, base salary and annual incentive are targeted, in consideration of several factors including performance and levels of responsibility and experience, between the 50th and 75th percentile of that reported for other companies in the mining industry on a size-adjusted basis. The total compensation opportunity (including long-term incentive) is targeted at the 75th percentile. We believe the executive compensation program is structured to motivate the key executives to best serve the shareholders by conducting business in a manner that enhances shareholder value.

Compensation Committee

      Our executive compensation program is administered by the Compensation Committee of the Board of Directors, which is composed entirely of independent directors. The Committee works with Hewitt Associates and our Chief Executive Officer to assure that the program meets the objectives set forth above, and is competitive with other plans in the mining industry. In addition, the Compensation Committee meets annually to set executive compensation for the year, to review recommendations of the independent consultant and to recommend compensation changes to the Board of Directors. The selection of officers receiving grants of stock options, restricted shares or other awards under the program, and decisions concerning the timing, pricing and amount of such grants and awards and executives’ salaries, are made by the Compensation Committee upon recommendation of the Chairman of the Board, President and Chief Executive Officer.

Elements of the Program

      The executive compensation program consists of three basic elements: (i) base salary, (ii) annual incentive compensation, and (iii) long-term incentive compensation. The program is performance-based. For the year 2004, 50% of each executive’s annual incentive compensation was determined by our Company’s overall financial performance relative to predetermined goals established by the Board of Directors, and the remaining 50% was determined by the executive’s performance relative to their individual predetermined goals. Goals of the Chief Executive Officer are set and reviewed by the Compensation Committee. Goals of other executives are set by the Chief Executive Officer and reviewed by the Compensation Committee.

Compensation Program Summary

      Hewitt Associates reviews our executive compensation and target level determinations. The compensation of our executive officers is linked to our Company’s financial performance and as the individual officer’s performance. As more fully discussed below under “Compensation Committee Report,” annual incentive compensation awards under the Annual Incentive Plan (the “AIP”) are based upon target award levels expressed as a percentage of base salaries, established at the beginning of each year for participating executives, and vary depending upon the individual’s level of responsibility and impact on our Company’s overall performance. Fifty percent of the AIP target award value is based on our Company’s production, cash costs, capital expenditures, reserves and cash flow return on investment performance as related to predeter-

mined goals, and the remaining 50% by the individual executive’s performance relative to individual predetermined goals.

      Awards made under the LTIP are based on established percentages of base salary. The LTIP awards have a three-year vesting period for stock options, restricted shares and other awards that may be made under the LTIP, with restricted shares having an additional net income restriction on 50% of the annual reward. Long-term incentives may include nonqualified stock options, incentive stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance shares, performance units, cash-based awards and stock-based awards. Ordinarily, the exercise price of options granted under the LTIP is equal to the fair market value of the common stock on the date of grant of the options. The long-term compensation opportunities associated with restricted shares and the other forms of awards available under the LTIP are based on the market value of our common stock on the day of the grant.

      During the nine-year period from 1996 through 2004, a total of 9,657,000 shares of common stock were authorized for issuance under the executive compensation programs. As of March 25, 2005; 5,456,246 shares remained available to underlie awards to be granted in the future under the program.

      The total annual incentive awards paid to our Chief Executive Officer and the other four highest paid executive officers employed at the end of the year were $688,206 in 2004 compared to $971,355 in 2003 and $543,679 in 2002, and their total annual compensation was $1,406,623 in 2004 compared to $1,497,094 in 2003 and $1,379,826 in 2002.

      The following Summary Compensation Table sets forth the annual base salary, annual bonus (including cash and stock) and long-term incentive compensation (including stock awards, options granted and long-term incentive cash payments) earned by our Chief Executive Officer and the other four highest paid executive officers employed at the end of the year for services rendered during each of the last three years.

Summary Compensation Table

					Long Term Compensation

		Annual Compensation			Awards		Payouts

				Other	Restricted	Shares
				Annual	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation
Position	Year	($)	($)(1)	($)(2)	(#Sh)(3)	(#Sh)(4)	($)	($)(5)

Dennis E. Wheeler	2004	$503,935	$384,394	—	57,339	109,971	—	$55,400
Chairman, President &	2003	485,126	466,250	—	200,000	—	—	45,999
Chief Executive Officer	2002	499,400	300,000	—	—	395,071	—	46,135
Robert Martinez	2004	$252,348	$30,210	—	19,610	37,610		$30,033
President &	2003	278,549	192,660	—	125,000	—	—	26,804
Chief Operating	2002	293,192	131,100	—	—	131,382	—	25,392
Officer(6)
James A. Sabala(7)	2004	$244,411	$117,000	—	17,202	32,991		$86,516	(8)
Executive Vice-President	2003	235,359	179,000	—	125,000	—	—	210,374	(9)
Chief Financial Officer
Mitchell J. Krebs(10)	2004	$212,397	$85,536	—	8,257	15,836		$23,622
Vice President	2003	195,969	133,445	—	85,000	—	—	18,150
Corporate Development
Donald J. Birak(11)	2004	$193,531	$71,067	—	11,755	22,544	—	$78,672	(12)
Senior Vice President
Exploration

(1)	Annual incentive payments under the AIP are paid in cash and based on target award levels established by the Compensation Committee at the beginning of each annual performance period and vary depending upon each participant’s responsibilities and base salary. Awards under the AIP are paid after the annual performance period and vary from 0% to 200% of the targets based on actual performance. During 2002. 2003 and 2004, 50% of the award value was based on our Company’s overall financial performance and 50% was based on the participant’s individual performance. Financial objectives underlying the measurement of our Company’s performance are based on certain performance data relating to production and cash costs, capital expenditures, reserves and cash flow return on investment performance. The amounts reported above for 2002, 2003, and 2004 were paid in the first quarter of 2003, 2004 and 2005, respectively.

(2)	Does not report perquisites amounting to less than the lesser of $50,000 or 10% of total salary and bonus.

(3)	On February 17, 2005, the Board of Directors awarded a total of 297,974 restricted shares which will vest to the extent of one-third of the award amount on each anniversary following the grant date of such shares. Of such shares, 109,072 shares were issued to our Chief Executive Officer; 31,163 shares were issued to our Executive Vice President and Chief Financial Officer; 21,295 shares were issued to our Senior Vice President of Exploration; 14,958 shares were issued to our Vice President Corporate Development; and between 5,402 to 28,566 shares were issued to each of our seven other executive officers. On March 11, 2003, the Board of Directors awarded a total of 535,000 restricted shares to the above named executive officers. These restricted shares initially were to vest at the end of a three-year period following the grant of such shares. At a meeting on February 5, 2004, the Board of Directors, based upon the Company’s achievement of certain strategic goals during 2003 and to provide further incentive to management, amended the vesting schedule such that these shares will vest to the extent of one-third of the award amount on each anniversary following the grant date of such shares. The aggregate number and market value (based on the $3.93 per share closing price of the shares on the New York Stock Exchange on December 31, 2004) of the restricted shares of common stock granted and held by the above executive officers at December 31, 2004, were as follows: Dennis E. Wheeler — 234,506 shares ($921,609), Robert Martinez — 102,943 shares ($404,566), James A. Sabala — 114,282 shares ($449,128), Donald J. Birak — 11,755 shares ($46,197), and Mitchell J. Krebs — 64,923 shares ($255,147). No restricted shares of common stock were issued in 2002.

(4)	Reports the number of shares underlying nonqualified stock options and incentive stock options granted under the LTIP with respect to each of the respective years.

(5)	Includes contributions to the Defined Contribution and 401(k) Retirement Plan (the “Retirement Plan”) and amounts credited to our Non-Qualified Supplemental Retirement and Deferred Compensation Plan (the “Supplemental Plan”) prior to its termination and for cash payments in lieu of contributions to the Supplemental Plan thereafter. All full-time employees are eligible to participate in the Retirement Plan. The amount of our annual contribution is determined annually by the Board of Directors and may not exceed 15% of the participants’ aggregate compensation. However, for the years 2002, 2003, and 2004, the contribution was 5%. In addition, the Retirement Plan provides for an Employee Savings Plan which allows each employee to contribute up to 100% of compensation, subject to a maximum contribution of $13,000. We contribute an amount equal to 50% of the first 6% of any such contributed amount. Accrued benefits under the Retirement Plan are fully vested after five years of employment on the Defined Contribution and the 401(k) vests immediately. Retirement benefits under the Retirement Plan are based on a participant’s investment fund account upon retirement. In 2004, each of Messrs. Wheeler, Martinez, Sabala, Krebs and Birak were credited with Company contributions of $16,400, $16,400, $16,400, $16,400, and $9,684, respectively, under the Retirement Plan. Prior to December 6, 2002, the Company provided a Supplemental Retirement Plan pursuant to which officers were entitled to defer up to 50% of their salary and 100% of the cash portion of awards under the AIP and LTPSP. In addition, an additional amount was accrued annually for each participant equal to the portion of the contribution to the Company’s defined contribution that was restricted pursuant to the provisions of ERISA. On December 6, 2002, our Board of Directors, as a cost reduction program, approved the termination of the Supplemental Plan. In accordance with the terms of the plan, the account balances accrued at the time of termination of the plan were distributed to plan participants.

(6)	Mr. Martinez retired effective December 31, 2004.

(7)	Mr. Sabala commenced his employment with us on January 27, 2003. Our employment agreement with Mr. Sabala is described under “Employment Agreements” below.

(8)	This amount includes reimbursable moving expenses of $58,916.

(9)	Includes $100,000 received upon execution of Mr. Sabala’s employment contract and $93,140 of reimbursable moving expenses.

(10)	Mr. Krebs began his employment with us on February 1, 2003. Our employment agreement with Mr. Krebs is described under “Employment Agreements” below.

(11)	Mr. Birak commenced his employment with us on February 1, 2004. Our employment agreement with Mr. Birak is described under “Employment Agreements” below.

(12)	Includes $5,000 received upon execution of Mr. Birak’s employment contract and $63,988 of reimbursable moving expenses.

      The following Option Grants Table sets forth information regarding stock options granted during the fiscal year ended December 31, 2004.

Option Grants in Fiscal Year 2004

	Individual Grants
						Potential Realizable
	Number of	% of Total				Value at Assumed Annual Rates
	Shares	Options				of
	Underlying	Granted				Stock Price Appreciation
	Options	to Employees	Exercise			for Option Term(4)
	Granted	in Fiscal	Price	Expiration	0%
	(#)(1)	Year(2)	($/SH)(3)	Date	($)	5% ($)	10% ($)

Dennis E. Wheeler	109,971	37.5	7.09	02/19/2014	—	$490,471	$1,242,672
James A. Sabala	32,991	11.3	7.09	02/19/2014	—	147,740	372,798
Robert Martinez	37,610	12.8	7.09	02/19/2014	—	167,741	424,993
Mitchell Krebs	15,836	5.4	7.09	02/19/2014	—	70,629	178,947
Donald J. Birak	22,544	7.7	7.09	02/19/2014	—	100,546	392,033
All Shareholders(4)						1,070,467,819	2,712,171,828
Named Executive Officers’ Gains as a % of All Shareholder Gains						.09	.10

(1)	The options include nonqualified and incentive stock options.

(2)	Based on options for a total of 292,932 shares granted to fourteen persons, including the above five officers.

(3)	The exercise price is equal to the closing sale price of the common stock reported on the New York Stock Exchange on the date of grant of the option.

(4)	The potential realizable values shown in the columns are net of the option exercise price. These amounts assume annual compounded rates of stock price appreciation of 0%, 5%, and 10% from the date of grant to the option expiration date, a term of ten years. These rates have been set by the U.S. Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of our common stock. Actual gains, if any, on stock option exercises are dependent on several factors including the future performance of our common stock, overall stock market conditions, and the optionee’s continued employment through the vesting period. The amounts reflected in this table may not actually be realized.

(5)	Total dollar gains based on assumed annual rates of appreciation shown and the 240,015,206 shares of common stock outstanding on March 25, 2004.

      The following aggregate Option Exercises and Year-End Option Value Table sets forth, for each of the named executive officers, information regarding the number and value of unexercised options at December 31, 2004. No options were exercised during 2004 by such persons.

Aggregated Option Exercises And 2004 Fiscal Year-End Option Values

Number of Shares
			Underlying		Value of Unexercised
			Unexercised		in-the-Money
			Options at FY-End		Option at FY-End
	Shares Acquired		(#)		($) (1)
	on	Value	Exercisable/		Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable		Unexercisable

Dennis E. Wheeler	—	—	699,525/	—	$1,661,779/	—
Robert Martinez	—	—	182,311/	—	386,695/	—
James A. Sabala	—	—	—/	—	—/	—
Mitchell J. Krebs	—	—	—/	—	—/	—
Donald J. Birak	—	—	—/	—	—/	—

(1)	Market value of underlying securities at exercise or year-end, minus the exercise price.

      The following table sets forth information regarding long-term incentive awards made in 2004:

Long-Term Incentive Plan Awards in Fiscal Year 2004

			Estimated Future Payouts Under
			Non-Stock Price-Based Plans
		Performance or
	Number of	other Period until	Threshold	Target	Maximum
	Restricted Shares	Maturation	($ or #)	($ or #)	($ or #)

Dennis E. Wheeler	57,339	1/3 per year	—	—	—
Robert Martinez	19,610	1/3 per year	—	—	—
James A. Sabala	17,202	1/3 per year	—	—	—
Donald J. Birak	11,755	1/3 per year	—	—	—
Mitchell J. Krebs	8,257	1/3 per year	—	—	—

      Information in the above Long-Term Incentive Plan Awards Table relates to restricted shares awarded during the year ended December 31, 2004. On February 17, 2005, the Company made awards of restricted shares of common stock to each of the named executive officers. The restricted shares shall vest to the extent of one-third of the award amount on each anniversary following the grant date of such shares subject to certain terms of the agreements related to each of the awards and the 2003 Long Term Incentive Plan under which the awards were made. Awards under the 2003 Long-Term Incentive Plan were based upon each executive’s level of responsibility and impact upon company performance.

      The following table sets forth information as of December 31, 2004, regarding the Company’s equity compensation plans.

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan category	warrants and rights	warrants and rights	column (a))

	(a)	(b)	(c)
Equity compensation plans approved by security holders	1,809,999	$2.98	6,291,075
Equity compensation plans not approved by security holders	-0-	-0-	-0-

Total	1,809,999	—	6,291,075

Compensation Committee Report

      The following description of our executive compensation practices and policies is presented on behalf of the Compensation Committee of our Board of Directors. The present members of the Committee are J. Kenneth Thompson (Chairman), Robert E. Mellor, Cecil D. Andrus and John H. Robinson, each of whom is an independent director under New York Stock Exchange listing standards. The fundamental philosophy of our executive compensation program is to offer competitive compensation opportunities based on the Company’s performance and individual performance. Our Company and the Committee, at least annually, utilizes the services of Hewitt Associates, a leading, independent executive compensation consulting firm, in connection with the implementation of the executive compensation program. In addition, the Committee also receives information from other mining company compensation studies.

      Compensation of our executive officers is reviewed annually by the Committee, which is comprised entirely of outside directors. It is directly linked to our operating and financial performance, comparisons with other companies in the mining industry and is designed to align management’s interests with those of the shareholders. Total compensation opportunities available to management are competitive with those offered by other employers in the precious metals mining industry on a size-adjusted basis. Annual base salaries are targeted, in consideration of several factors including performance and levels of responsibility and experience, between the 50th and 75th percentile of that reported for other companies in the mining industry on a size-adjusted basis.

      Annual incentive compensation awards under the AIP are based on target award levels, expressed as a percentage of base salaries, established at the beginning of each annual performance period for participating executives and vary (from 65% for the Chairman, President and CEO to lower amounts for other executives) depending upon the individual’s level of responsibility and impact on overall Company performance. Specific individual and group objectives, reflecting the executive’s responsibilities, are developed for each participating executive prior to the beginning of the year. Objectives for participants other than the Chairman, President and CEO are established for each participant by the CEO, and reviewed by the Compensation Committee. Individual objectives for the Chairman, President and CEO are established by the Committee and, for 2004, included objectives relating to our operations, management and growth. Accordingly, the Compensation Committee reviews the executive’s performance relative to the predetermined goals and reports to the Board of Directors. In addition, financial objectives are established for the Company based on certain performance data relating to production and cash costs, capital expenditures, reserves and cash flow return on investment performance. Actual awards paid after the end of each annual performance period vary from the target awards based on the actual versus targeted performance objectives. In 2004, 50% of the target award value was based on financial performance of the Company and 50% was based on the individual performance of the participant. Awards vary from zero percent to 200 percent of the target awards. The total annual incentive awards paid to our Chief Executive Officer and the other four highest paid executive officers employed at the end of 2004 were $688,206 compared to $971,355 in 2003, and $543,679 in 2002.

      Awards made under our LTIP are based on established percentages of base salary and vest cumulatively at a rate of 33 1/3% per year. The options expire ten years after the date of grant. Option exercise prices are equal to the fair market value of the common stock on the date of grant. As of March 25, 2005, nonqualified stock options and incentive stock options to purchase a total of 1,857,173 shares of common stock at an average exercise price of $3.15 per share were outstanding. As of March 25, 2005, restricted shares equaling a total of 1,818,568 shares of common stock had been awarded to our executive officers. Pursuant to the 2003 Long-Term Incentive Plan, in addition to stock options and restricted shares, we may annually grant stock appreciation rights (“SARs”), performance shares, performance units, cash-based awards and stock-based awards to our executive officers.

      Payments made in February, 2005 under the AIP were based on 2004 performance. As stated above, 50% of an AIP award is based on the prior year’s performance data relating to production and cash costs, capital expenditures, reserves and cash flow return on investment performance and 50% is based on the individual executive’s performance relative to individual predetermined goals. With respect to the individual perform-

ance portion of the February, 2005 AIP award to our Chairman and CEO, the award was based on 2004 performance and reflected the following Company performance in 2004:

•	silver production of 14.1 million ounces in 2004 compared to 14.2 million ounces in 2003;

•	gold production of 129,332 ounces in 2004 compared to 119,518 ounces in 2003;

•	cash cost per silver ounce of $3.66 in 2004, compared to $3.27 in 2003;

•	total year-end ore reserves measured 196.2 million ounces of silver, a 12% increase over 2003’s level, and 1.4 million ounces of gold;

•	completion of an updated feasibility study at the San Bartolome project and commenced construction activities;

•	completion of an updated feasibility study at the Kensington gold project and obtained a Record of Decision from the lead government agency, the U.S. Forest Service; and

•	completion of a public underwriting of $180 million of 1 1/4% Convertible Senior Notes due January 2024 and the underwriting of 26.6 million common shares, thereby increasing the Company’s cash, cash equivalents and short-term investments to $322 million at December 31, 2004.

      It should be noted that the above discussion of Company performance accomplishments arises in the context of executive compensation relating to the year ending December 31, 2004, and, therefore, does not discuss Company performance accomplishments during the current year which ends on December 31, 2005.

Compensation Committee of the Board of Directors

J. KENNETH THOMPSON, Chairman
ROBERT E. MELLOR
CECIL D. ANDRUS
JOHN H. ROBINSON

Director Compensation

     Directors’ Fees

      In 2004, outside directors received an annual retainer of $60,000. In addition to the annual board retainer, Committee Chairmen received an additional retainer of $5,000. Committee members and chairmen receive $1,500 for each Committee meeting attended. Pursuant to our Non-Employee Directors’ Stock Option Plan, outside directors must receive at least $10,000 of their annual director fees in the form of stock options in lieu of $10,000 of cash compensation and are able to elect to receive stock options in lieu of cash fees for up to the $60,000 total of their annual director fees. Information relating to options granted to outside directors in January, 2004, was set forth in last year’s proxy statement relating to the 2004 Annual Meeting of

Shareholders. The following table sets forth information regarding options that were granted under the plan to non-employee directors during 2004:

	Amount of	Number	Option
	Foregone	of Shares	Exercise
	Director’s	Subject to	Price Per
Name of Outside Director	Fees	Option*	Share**

Cecil D. Andrus	$5,000	1,340	$6.66
	5,000	2,717	3.24
James J. Curran	25,000	6,702	$6.66
James A. McClure	5,000	1,340	$6.66
	5,000	2,717	3.24
Robert E. Mellor	5,000	1,340	$6.66
	5,000	2,717	3.24
John H. Robinson	10,000	2,680	$6.66
J. Kenneth Thompson	50,000	13,404	$6.66
Timothy R. Winterer	20,000	5,361	$6.66

Total	$135,000	40,318

*	The number of shares is determined by dividing each outside director’s foregone director’s fee by the per-share value of an option using the Black-Scholes option valuation method.

**	The option exercise price is equal to the closing price of our common stock reported by the New York Stock Exchange on the date of grant.

     Directors’ Retirement Plan

      As disclosed in last year’s proxy statement, on March 16, 2004, the Board of Directors terminated the Directors’ Retirement Plan, pursuant to which outside directors who had a minimum of five years of service were entitled to one year of retirement benefit for each year of service up to a maximum of ten years of retirement benefits. Each year’s retirement benefit was equal to 40% of the outside director’s annual compensation as a director at the time of retirement. In connection with the termination of the retirement plan, outside directors received cash payments equal to the net present value of their accrued benefits under the plan, as follows:

Amount of
Name of Outside Director	Payment

Cecil D. Andrus	$131,649
James J. Curran	157,136
James A. McClure	157,136
Robert E. Mellor	88,318
John H. Robinson	88,318
J. Kenneth Thompson	19,469
Timothy R. Winterer	88,318

Total	$730,344

Change in Control Provisions

      In the event of a change in control of Coeur d’Alene Mines Corporation, as defined below, all awards under the executive compensation Program fully vest as follows:

•	all unvested stock options become fully exercisable;

•	any unvested shares of restricted stock become fully vested so that the contractual restrictions on the sale of such stock lapse on the change in control date; and

•	cash or common stock payments of performance awards made under the program must be fully paid within 30 days following the date of the change in control.

      A change in control of Coeur d’Alene Mines Corporation for purposes of the program is deemed to occur in the event of:

•	an organization, group or person acquires beneficial ownership of our securities representing 35% or more of the combined voting power of our then outstanding securities;

•	a majority of the members of our Board of Directors during any two-year period is replaced by directors who are not nominated and approved by the Board;

•	a majority of the Board members is represented by, appointed by or affiliated with any organization, group or person whom the Board has determined is seeking to affect a change in control of the Company; or

•	we are combined with or acquired by another company and the Board determines, either before or after such event, that a change in control will or has occurred.

Employment Agreements

      We have an employment agreement with Dennis E. Wheeler, Chairman of the Board, President and Chief Executive Officer, which provides for a three-year term of employment and which is automatically extended for one year on June 1 of each year unless terminated or modified by us by written notice. Mr. Wheeler’s employment agreement, which calls for a base salary of $525,000 in 2005 plus annual incentive compensation, includes the same change in control provisions as those included in the executive change in control agreements described below, and in the event of his death, his employment agreement provides for the lump sum payment to his estate of an amount equal to his annual base salary at the time of his death.

      We entered into an employment agreement on January 13, 2003, with James A. Sabala, pursuant to which he was employed as Executive Vice President and Chief Financial Officer for a two-year term commencing January 27, 2003, through January 27, 2005, in connection with the signing of which Mr. Sabala received $100,000. The agreement is renewed from day to day so that the Company and Employee are at all times bound to this agreement for a period of two years. His agreement calls for a base salary of $250,000 in 2005 plus annual incentive compensation. Mr. Sabala’s employment agreement includes the same change of control provisions as those included in the executive change in control agreements described below.

      We entered into an employment agreement on February 1, 2004, with Donald J. Birak, pursuant to which he was employed as Senior Vice President Exploration for a one-year term commencing February 1, 2004, through January 31, 2005. The agreement is renewed from day to day so that the Company and Employee are at all times bound to this agreement for a period of one year. His agreement calls for a base salary of $205,000 in 2005 plus annual incentive compensation. Mr. Birak’s employment agreement includes the same change of control provisions as those included in the executive change in control agreements described below.

      We entered into an employment agreement effective March 11, 2003 with Mitchell J. Krebs, pursuant to which he was employed as Vice President Corporate Development for a period commencing March 11, 2003 and ending May 31, 2005. His agreement calls for a base salary of $216,000 in 2005 plus annual incentive compensation.

      During 2004, and continuing from year-to-year thereafter unless terminated by us by written notice, the executive change in control agreements with a total of 12 executive officers provide that certain benefits will be payable to the executives in the event of a change in control of us and the termination of the executive’s employment within two years after such change in control for any reason other than for cause, disability, death, normal retirement or early retirement. The term “change in control” for purposes of the executive change in control agreements has the same meaning as that discussed above under “Change in Control Provisions.”

      The benefits payable to an executive in the event of a change in control and such termination of employment are:

•	the continued payment of the executive’s full base salary at the rate in effect immediately prior to his or her termination of employment, as well as the short-term and long-term bonuses at 100% of the target levels provided at the time of such termination under the AIP and LTPSP for the two years following such termination of employment;

•	the continued payment by us during that period of all medical, dental and long-term disability benefits under programs in which the executive was entitled to participate immediately prior to termination of employment;

•	acceleration of the exercisability and vesting of all outstanding stock options, restricted stock, performance plan awards and performance shares granted by us to the executive under the executive compensation program; and

•	the granting to the executive of continued credit through the two-year period following termination of employment for purposes of determining the executive’s retirement benefits under our Defined Contribution and 401(k) Retirement Plan.

      With the exception of Mr. Wheeler, each executive change in control agreement provides that if the change in control payment provided thereunder would constitute a “parachute payment,” as defined in Section 280G of the Internal Revenue Code, the payment will be reduced to the largest amount that would result in no portion being subject to the excise tax imposed by, or the disallowance of a deduction under, certain provisions of the Code. Accordingly, the present value of such payment will generally be required to be less than three times these executives’ average annual taxable compensation during the five-year period preceding the change in control. The change in control agreement concerning Mr. Wheeler provides that for any change in control payment provided thereunder that constitutes an “excess parachute payment,” the Company will pay Mr. Wheeler an additional amount in cash such that the net amount retained by Mr. Wheeler after the deduction of all applicable taxes will be equal to the initial change in control payment.

Certain Transactions

      During 2004, Deutsche Bank Securities Inc., an investment banking firm of which Alex Vitale, a nominee for election to the Company’s Board of Directors, is a Managing Director, was paid a total of approximately $9.7 million by the Company for investment banking services. Such payment primarily consisted of approximately $5.85 million of underwriting fees relating to the Company’s issuance of $180 million principal amount of 1 1/4% Convertible Senior Notes due 2024, and $3.875 million of standby credit fees relating to the furnishing of a standby financing in connection with a tender offer which was terminated by the Company due to unsatisfied conditions of the tender offer.

      Since July 1, 2004, the Company has paid the firm Lundquist, Nethercutt & Griles LLC, a business and government relations consulting and project managing firm of which Andrew Lundquist, a nominee for election to the Board of Directors of the Company, is Managing Partner, a total of approximately $120,000 in connection with government relations consulting services relating to the Company’s Kensington gold production project in Alaska.

PROPOSAL NO. 2

APPROVAL OF 2005 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL WHICH IS DESIGNATED AS PROPOSAL 2 ON YOUR PROXY.

      The Compensation Committee (the “Committee”) and the Board of Directors unanimously adopted the 2005 Nonemployee Directors’ Equity Incentive Plan (the “Plan”) subject to approval by shareholders of the Company. The 2005 Plan will replace the 1995 Nonemployee Directors’ Stock Option Plan. The Committee believes that granting equity awards in lieu of cash compensation, to the nonemployee directors provides a means whereby the directors develop a sense of proprietorship and personal involvement in the development and financial success of the Company. The Committee further believes it is necessary to provide equity incentives consistent with those available to other leading mining companies to attract and retain high-quality directors. Finally, the Committee believes providing such equity incentives to nonemployee directors align the nonemployee directors’ interests with those of Coeur d’Alene Mines Corporation’s shareholders.

Description of the 2005 Plan

      The 2005 Plan will become effective upon shareholder approval and will terminate ten years later unless sooner terminated as set forth in the 2005 Plan. A summary of the principal features of the 2005 Plan is provided below, but this summary is qualified in its entirety by reference to the full text of the 2005 Plan attached hereto as Appendix A.

Plan Share Limits

      The maximum number of shares issuable under the 2005 Plan is 500,000 shares. If the 2005 Plan is approved by shareholders, no additional awards will be made after the date of approval under the 1995 Nonemployee Director’s Stock Option Plan.

      Shares are counted against the authorization only to the extent they are actually issued. Thus, shares which terminate by expiration, forfeiture, cancellation, or otherwise, are settled in cash in lieu of shares, or exchanged for awards not involving shares, shall again be available for grant. Also, if the option price of any award is satisfied by tendering shares to the Company, or if a stock appreciation right (“SAR”) is exercised, only the number of shares issued, net of the shares tendered, will be deemed issued under the 2005 Plan.

Participant Award Limits

      The 2005 Plan also imposes annual per-participant award limits. The maximum number of shares for which Awards may be granted to any nonemployee director in any plan year is 25,000.

Administration

      The Committee is responsible for administering the 2005 Plan and has the discretionary power to interpret the terms and intent of the 2005 Plan and any Plan-related documentation, to determine eligibility for awards and the terms and conditions of awards, and to adopt rules, regulations, forms, instruments, and guidelines. Determinations of the Committee made under the 2005 Plan are final and binding. The Committee may delegate administrative duties and powers to one or more of its members or to one or more officers, agents, or advisors.

Eligibility

      Nonemployee directors of Coeur d’Alene Mines Corporation who are selected by the Committee are eligible to participate in the 2005 Plan. Currently, there are approximately seven eligible nonemployee directors, and it is anticipated that there will be eight eligible nonemployee directors after the annual meeting.

Types of Awards

      The 2005 Plan provides that the Committee may grant awards of various types. A description of each of the types of awards follows.

Stock Options

      The Committee may grant nonqualified stock options (“NQSOs”) under the 2005 Plan. The exercise price for options cannot be less than the fair market value of a share on the date of grant. The expiration date cannot be later than the tenth anniversary of the date of grant. Fair market value under the 2005 Plan may be determined by reference to market prices on a particular trading day. The exercise price may be paid with cash or its equivalent, with previously acquired shares, or by other means approved by the Committee, including by means of a broker-assisted exercise.

Stock Appreciation Rights

      The Committee may grant SARs under the 2005 Plan either alone or in tandem with stock options. The grant price of an SAR cannot be less than the fair market value of a share at the time of grant. The grant price of an SAR granted in tandem with a stock option will be the same as the option price of the tandem option. SARs cannot be exercised later than the tenth anniversary of the date of grant.

      Freestanding SARs may be exercised on such terms as the Committee determines and tandem SARs may be exercised by relinquishing the related portion of the tandem option. Upon exercise of an SAR, the holder will receive from the Company shares or cash equal in value to the difference between the fair market value of a share subject to the SAR and the SAR’s grant price.

Restricted Stock and Restricted Stock Units

      The Committee may award restricted stock and restricted stock units. Restricted stock awards consist of shares of stock that are transferred to the nonemployee director subject to restrictions that may result in forfeiture if specified conditions are not satisfied. Restricted stock unit awards result in the transfer of shares and/or cash to the participant only after specified conditions are satisfied. A holder of restricted stock may be treated as a current shareholder and may be entitled to dividend and voting rights, whereas the holder of restricted stock units is treated as a shareholder with respect to the award only when the shares are delivered to the nonemployee director in the future. Note however, the participant may be entitled to receive dividend equivalents if the Committee so determines. The Committee will determine any restrictions and/or conditions applicable to each award of restricted stock or restricted stock units.

Other Stock-Based Awards

      The Committee may grant equity-based or equity-related awards, referred to as “other stock-based awards,” other than options, SARs, restricted stock or restricted stock units. The terms and conditions of each other stock-based award shall be determined by the Committee. Payment under any other stock-based awards will be made in stock or cash, as determined by the Committee.

Deferrals

      The Committee may require or permit a participant to defer the receipt of cash or shares pursuant to any awards under the 2005 Plan.

Termination of Directorship

      The Committee will determine how each award will be treated following termination of the director’s service with Coeur d’Alene Mines Corporation, including the extent to which unvested portions of the award will be forfeited and the extent to which options, SARs, or other awards requiring exercise will remain exercisable.

Treatment of Awards Upon a Change in Control

      If there is a change in control of Coeur d’Alene Mines Corporation, all options and SARs immediately vest, any restrictions on restricted stock or restricted stock units lapse, and any performance-based awards shall be considered earned at target. If a nonemployee director’s service is terminated for any reason other than cause within 12 months subsequent to a change in control, the participant has until the earlier of 12 months or the termination of the option or SAR term to exercise such option or SAR.

      Under the 2005 Plan, a change in control may be triggered if there: (i) is an acquisition of 35% or more of the combined voting power of the then outstanding securities of the Company; or (ii) during any two year period, a majority of the members of the Board serving at the date of approval of the 2005 Plan is replaced by directors who are not nominated and approved by the Board; or (iii) a majority of the members of the Board are represented by, appointed by, or affiliated with any person whom the Board has determined is seeking to effect a Change in Control of the Company; or (iv) the Company shall be combined with or acquired by another company and the Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control will or has occurred.

Transferability

      Awards may not be transferred other than by will or by the laws of descent and distribution. During a participant’s lifetime, all Awards may be exercised only by the participant.

Amendment of Awards or Plan and Adjustment of Awards

      The Committee may at any time alter, amend, modify, suspend, or terminate the 2005 Plan or any outstanding award in whole or in part. No amendment of the 2005 Plan will be made without shareholder approval if shareholder approval is required by law. No amendment may adversely affect the rights of any participant without his or her consent, unless specifically provided for in the 2005 Plan.

Repricing of Options or SARs

      Unless the Company’s shareholders approve such adjustment, the Committee would not have authority to make any adjustments to options or SARs that would reduce or would have the effect of reducing the exercise price of an option or SAR previously granted under the 2005 Plan.

Adjustments

      In the event of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, stock dividend, stock split or reverse stock split, or similar transaction or other change in corporate structure affecting Coeur d’Alene Mines Corporation shares, adjustments and other substitutions will be made to the 2005 Plan, including adjustments in the maximum number of shares subject to the 2005 Plan and other numerical limitations. Adjustments will also be made to awards under the 2005 Plan as the Committee in its discretion deems equitable or appropriate.

Federal Income Tax Consequences

      The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options and other awards under the 2005 Plan under the law as in effect on the date of this proxy statement. The summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2005 Plan, nor does it cover state, local, or non-U.S. taxes.

Nonqualified Stock Options (NQSOs)

      An optionee does not recognize taxable income upon the grant of an NQSO. Upon the exercise of such a stock option, the optionee recognizes ordinary income to the extent the fair market value of the shares received upon exercise of the NQSO on the date of exercise exceeds the exercise price. The Company receives an income tax deduction in an amount equal to the ordinary income that the optionee recognizes upon the exercise of the stock option.

Restricted Stock

      A participant who receives an award of restricted stock does not generally recognize taxable income at the time of the award. Instead, the participant recognizes ordinary income in the first taxable year in which his or her interest in the shares becomes either: (i) freely transferable; or (ii) no longer subject to substantial risk of forfeiture. The amount of taxable income is equal to the fair market value of the shares less the cash, if any, paid for the shares. Notwithstanding the forgoing, nonemployee directors are often taxed immediately upon the grant of restricted stock as there is likely no substantial risk of forfeiture on awards granted to the directors.

      A participant may elect to recognize income at the time he receives restricted stock in an amount equal to the fair market value of the restricted stock (less any cash paid for the shares) on the date of the award.

      The Company receives a compensation expense deduction in an amount equal to the ordinary income recognized by the participant in the taxable year in which restrictions lapse (or in the taxable year of the award if, at that time, the participant had filed a timely election to accelerate recognition of income).

Other Awards

      In the case of an exercise of an SAR or an award of restricted stock units, or other stock-based awards, the participant would generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In that taxable year, the Company would receive a federal income tax deduction in an amount equal to the ordinary income that the participant has recognized.

Code Section 409A

      If any award granted under the 2005 Plan is considered deferred compensation under Code Section 409A, then certain requirements must be met to have the deferral be effective for federal tax purposes. These requirements include: ensuring that any election to defer made by participants is done within the time period(s) permitted by Code Section 409A; limitations on distributions; and, the prohibition of accelerating the time or schedule of any payment of deferred amounts except in circumstances permitted by the U.S. Treasury Department. If these requirements are not met, a participant will be immediately taxable on such purportedly deferred amounts, a penalty of 20% of such amounts deferred after December 31, 2004 will be imposed, and penalty interest will accrue at the underpayment rate plus 1%.

Other Information

      If approved by shareholders, the 2005 Plan will be effective on May 10, 2005, and, no awards will be made under the 2005 Plan after May 10, 2015. Any awards granted before May 10, 2015 may extend beyond the expiration or termination date.

      It is presently intended that the 2005 Plan constitute an “unfunded” plan for incentive and deferred compensation. The 2005 Plan authorizes the creation of trusts and other arrangements to facilitate or ensure payment of the Company’s obligations.

      On March 25, 2005, the closing price of the common stock as reported in The Wall Street Journal on the New York Stock Exchange-Composite Transactions was $3.56.

      If a quorum exists at the Annual Meeting of Shareholders, the 2005 Plan will be approved if the votes cast in favor of the 2005 Plan exceed the votes cast against.

      A new benefits table is not provided because no grants have been made under the 2005 Plan and all awards and grants are discretionary.

RECOMMENDATION OF THE BOARD

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE COEUR D’ALENE MINES CORPORATION 2005 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN AND AUTHORIZATION OF 500,000 SHARES OF COMMON STOCK FOR ISSUANCE THEREUNDER.

INDEPENDENT ACCOUNTANTS

      The selection of KPMG LLP as our independent accountants was approved by the Audit Committee of the Board of Directors, which is composed of independent directors, and, in view of that fact, there is no requirement that shareholder ratification be sought. We expect that a representative of KPMG LLP will be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions concerning our financial statements.

Audit and Non-Audit Fees

      The following sets forth information relating to fees billed or incurred by the Company for professional services rendered to the Company for the each of the past two years:

•	Audit Fees. The total fee billed by KPMG LLP for professional services for the audit of the Company’s financial statements for the year ended December 31, 2004, the audit of internal control over financial reporting, filings related to the listing of the Company’s common stock on the Toronto Stock Exchange, a tender offer by the Company that was terminated by it and the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q during 2004 was approximately $1,990,000. The total fee billed by KPMG LLP for professional services for the audit of the Company’s financial statements for the year ended December 31, 2003, and the reviews of the Company’s financial statements included in its Quarterly Reports on Form 10-Q during 2003 was approximately $396,000.

•	Audit Related Fees. In 2004, there were no fees billed by KPMG LLP for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements other than those reported in the foregoing “Audit Fees” subsection. In 2003, such fees amounted to approximately $84,000 and related to due diligence.

•	Tax Fees. The aggregate fees billed for professional services rendered by KPMG LLP for tax compliance and tax advice were approximately $73,000 in 2004. The aggregate fees billed for professional services rendered by KPMG LLP for these services in 2003 were approximately $78,000.

•	All Other Fees. There were no fees billed by KPMG LLP for any other non-audit services during 2004 or 2003.

Audit Committee Policies and Procedures for Pre-Approval of Independent Auditor Services

      The following describes the Audit Committee’s policies and procedures regarding pre-approval of the engagement of the Company’s independent auditor to perform audit as well as permissible non-audit services for the Company.

      For audit services, the independent auditor will provide the Committee with an engagement letter outlining the scope of the audit services proposed to be performed in connection with the audit of the current fiscal year. If agreed to by the Committee, the engagement letter will be formally accepted by the Committee. The independent auditor will submit to the Committee for approval an audit services fee proposal after acceptance of the engagement letter.

      For non-audit services, Company management will submit to the Committee for approval (during June or September of each fiscal year) the list of non-audit services that it recommends the Committee engage the independent auditor to provide for the fiscal year. Such list of services must be detailed as to the particular service and may not call for broad categorical approvals. Company management and the independent auditor will each confirm to the Committee that each non-audit service on the list is permissible under all applicable legal requirements. In addition to the list of planned non-audit services, a budget estimating non-audit service spending for the fiscal year may be provided. The Committee will consider for approval both the list of permissible non-audit services and the budget for such services. The Committee will be informed routinely as the non-audit services actually provided by the independent auditor pursuant to this pre-approval process.

      To ensure prompt handling of unexpected matters, the Committee delegates to its Chairperson the authority to approve the auditor’s engagement for non-audit services with fees of up to $50,000, and to amend or modify the list of approved permissible non-audit services and fees of up to $50,000. The Chairperson will report any action taken pursuant to this delegation to the Committee at its next Committee meeting.

      The independent auditor must ensure that all audit and non-audit services provided to the Company have been approved by the Committee. The Chief Financial Officer of the Company will be responsible for tracking all independent auditor fees against the budget for such services and report at least annually to the Audit Committee.

AUDIT COMMITTEE REPORT

      The Audit Committee of our Board of Directors, which currently consists of James J. Curran (Chairman), James A. McClure and J. Kenneth Thompson, is governed by its charter. All the members of the Audit Committee are “independent” as defined in the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange. The Board of Directors has determined that James J. Curran, Chairman of the Audit Committee, is an “audit committee financial expert” within the meaning of rules adopted by the Securities and Exchange Commission.

      In March 2003, the Audit Committee revised its charter to reflect certain provisions included in the Sarbanes-Oxley Act that was enacted in July 2002 as well as certain rules adopted by the SEC thereunder, as well as certain listing standards approved by the Board of Governors of the New York Stock Exchange. A copy of the charter was attached to the proxy statement, dated April 21, 2003 relating to the annual meeting of shareholders held on May 20, 2003.

      The Audit Committee reviewed and discussed our audited financial statements for the year ended December 31, 2004, with management and our independent auditing firm, KPMG LLP. In that connection, the Audit Committee discussed with KPMG LLP the matters required to be discussed by Statement of Accounting Standards No. 61. SAS 61 requires an auditor to communicate certain matters relating to the conduct of an audit to the Audit Committee including:

•	methods used to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor’s conclusions regarding the reasonableness of those estimates;

•	any disagreements with management regarding the application of accounting principles, the basis for management’s accounting estimates, the disclosures in the financial statements and the wording of the auditor’s report;

•	the auditor’s judgments about the quality, and not just the acceptability, of our accounting principles as applied in its financial reporting; and

•	the consistency of application of the accounting principles and underlying estimates and the clarity, consistency and completeness of the accounting information contained in the financial statements, including items that have a significant impact on the representational faithfulness, verifiability and neutrality of the accounting information.

KPMG LLP reported to the Audit Committee that:

•	there were no disagreements with management;

•	it was not aware of any consultations about significant matters that management discussed with other auditors;

•	no major issues were discussed with management prior to its retention;

•	it received full cooperation and complete access to our books and records;

•	there was no fraud or likely illegal acts;

•	there were certain significant control deficiencies and material weaknesses in the Company’s internal control over financial reporting; and

•	there were no known probable material misstatements in our interim reports.

      In addition, the Audit Committee received from KPMG LLP the written disclosures and the letter required by Independence Standards Board Statement No. 1 and discussed KPMG LLP’s independence with KPMG LLP. Pursuant to ISB 1, KPMG LLP:

•	disclosed to the Audit Committee all relationships between KPMG LLP and its related entities that in KPMG LLP’s professional judgment may reasonably be thought to bear on independence, and

•	confirmed in the letter that, in its professional judgment, it is independent of the Company.

      Based on the above-referenced review and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2004, for filing with the Securities and Exchange Commission. Reference is made to the Audit Committee’s charter for additional information as to the responsibilities and activities of the Audit Committee.

Audit Committee of the Board of Directors

JAMES J. CURRAN, CHAIRMAN
JAMES A. MCCLURE
J. KENNETH THOMPSON

STOCK PERFORMANCE CHART

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*

AMONG COEUR D’ALENE MINES CORPORATION,
S&P 500 INDEX AND PEER GROUP INDEX

      The following chart compares our cumulative total shareholder return for the five years ended December 31, 2004 with (i) the S&P 500 Index, which is a performance indicator of the overall stock market, and (ii) a peer group determined by us.

      Comparison of Five-Year Cumulative Total Return Coeur d’Alene Mines Corporation, S&P 500, and Coeur d’Alene Mines Comparator Group.

Comparison of 5 Year Cumulative Total Return

Assumes Initial Investment of $100 Year-to-Date
Through February 28, 2005

	Dec. 2000	Dec. 2001	Dec. 2002	Dec. 2003	Dec. 2004

Coeur d’Alene Mines Corporation Common Stock	27.27	23.27	55.86	168.16	114.33
S&P 500 Index	90.90	80.10	62.39	80.29	89.02
Peer Group Index	59.91	91.07	205.93	261.53	280.23

Assumes $100 invested on January 1, 2000, in our common stock, S&P 500 Index and the peer group index.

*	Total return assumes reinvestment of dividends.

**	The issuers of common stock included in the peer group are Apex Silver Mines Ltd., Bema Gold Corp., Cambior Inc., First Silver Reserve, Inc., Glamis Gold Ltd., Hecla Mining Co., Kinross Gold Corp., Meridian Gold, Inc., Pan American Silver Corporation, and Viceroy Resources Corp.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 as amended, requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of securities ownership and changes in such ownership with the Securities and Exchange Commission. Initial Statements of Beneficial Ownership of Securities on Form 3 are required to be filed within ten days after the date on which the person became a reporting person. Statements of Changes of Beneficial Ownership of Securities on Form 4 are required to be filed within two business days of a change in beneficial ownership of securities. Based on a review of Forms 3 and 4 filed during 2004, no reporting persons failed to timely file such reports.

YEAR 2006 SHAREHOLDER PROPOSALS

      Proposals of shareholders intended to be presented at the 2006 Annual Meeting must be received by our Secretary, 400 Coeur d’Alene Mines Building, Post Office Box I, Coeur d’Alene, Idaho 83814 no later than December 15, 2005, (i.e., approximately 120 days prior to April 15, 2006, which is the presently expected date of mailing of the proxy statement relating to next year’s annual meeting), in order for them to be considered for inclusion in the 2006 Proxy Statement. A shareholder desiring to submit a proposal to be voted on at next year’s Annual Meeting, but not desiring to have such proposal included in next year’s proxy statement relating to that meeting, should submit such proposal to us by March 1, 2006, (i.e., at least 45 days prior to April 15, 2006, which is the presently expected date of the mailing of the proxy statement relating to next year’s annual meeting). Failure to comply with that advance notice requirement will permit management to use its discretionary voting authority if and when the proposal is raised at the Annual Meeting without having had a discussion of the proposal in the proxy statement.

OTHER MATTERS

      Management is not aware of any other matters to be considered at the Annual Meeting. If any other matters properly come before the meeting, the persons named in the enclosed proxy will vote the Proxy in accordance with their discretion.

      This proxy statement is accompanied by our 2004 Annual Report to Shareholders, which includes financial statements for the year ended December 31, 2004. Such financial statements are incorporated by reference in this proxy statement. The Annual Report is not otherwise to be regarded as part of the proxy solicitation materials.

By order of the Board of Directors,
COEUR D’ALENE MINES CORPORATION
DENNIS E. WHEELER
Chairman of the Board

Coeur d’Alene, Idaho

April 5, 2005

Appendix A

2005 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN

Coeur d’Alene Mines Corporation
Effective May 10, 2005

Coeur d’Alene Mines Corporation

2005 Non-employee Directors’ Equity Incentive Plan

Article 1.     Establishment, Purpose, and Duration

      1.1     Establishment. Coeur d’Alene Mines Corporation, an Idaho corporation (hereinafter referred to as the “Company”), establishes an incentive compensation plan to be known as the Coeur d’ Alene Mines Corporation 2005 Non-employee Directors’ Equity Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document.

      This Plan permits the grant of Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards.

      This Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.

      1.2     Purpose of this Plan. The purpose of this Plan is to provide a means whereby Directors of the Company develop a sense of proprietorship and personal involvement in the development and financial success of the Company, and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. A further purpose of this Plan is to provide a means through which the Company may attract able individuals to serve as Directors of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company. As such, Awards may be granted under this Plan to pay a portion of the Directors’ annual retainer. Additionally, the Directors may have the ability to convert an additional portion of their annual retainer into equity, subject to the terms and conditions of this Plan.

      1.3     Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2.     Definitions

      Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

      2.1     “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

      2.2     “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, SARs, Restricted Stock, Restricted Stock Units, or Other Stock-Based Awards, in each case subject to the terms of this Plan.

      2.3     “Award Agreement” means either (i) an agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award.

      2.4     “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

      2.5     “Board” or “Board of Directors” means the Board of Directors of the Company.

      2.6     “Change of Control” means any of the following events: (i) any organization, group, or person (“Person”) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the then outstanding securities of the Company; or (ii) during any two (2) year period, a majority of the members of the Board serving at the date of approval of this Plan by shareholders is replaced by Directors who are not nominated and approved by the Board; or (iii) a majority of the members of the Board are represented by, appointed by, or affiliated with any Person whom the Board has determined is seeking to effect a Change in Control of the Company; or (iv) the Company shall be combined with or acquired by another company and the Board shall have determined, either before such event or thereafter, by resolution, that a Change in Control will or has occurred.

      2.7     “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

      2.8     “Committee” means the Compensation Committee of the Board or a subcommittee thereof, or any other Committee designated by the Board to administer this Plan. Such Committee shall be comprised of outside directors of the Board. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board.

      2.9     “Company” means Coeur d’Alene Mines Corporation, an Idaho corporation, and any successor thereto as provided in Article 16 herein.

      2.10     “Director” means any individual who is a member of the Board of Directors of the Company.

      2.11     “Disabled”. If an Award becomes subject to the requirements of Article 12, the term disabled shall be defined as required under Section 409A of the Code.

      2.12     “Effective Date” has the meaning set forth in Section 1.1.

      2.13     “Employee” means any employee of the Company, its Affiliates, and/or its Subsidiaries.

      2.14     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

      2.15     “Fair Market Value” or “FMV” means a price that is based on the opening, closing, actual, high, low, or average selling prices of a Share reported on the New York Stock Exchange (“NYSE”) or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, or the next succeeding trading day, as determined by the Committee in its discretion. Unless the Committee determines otherwise, if the Shares are traded over the counter at the time a determination of its Fair Market Value is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of a Share on the most recent date on which Shares were publicly traded. In the event Shares are not publicly determined at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of FMV shall be specified in each Award Agreement and may differ depending on whether FMV is in reference to the grant, exercise, vesting, settlement, or payout of an Award.

      2.16     “Freestanding SAR” means an SAR that is granted independently of any Options, as described in Article 7.

      2.17     “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7, used to determine whether there is any payment due upon exercise of the SAR.

      2.18     “Non-employee Director” means a Director who is not an Employee.

      2.19     “Non-employee Director Award” means any Award granted to a Participant who is a Non-employee Director pursuant to such applicable terms, conditions, and limitations as the Board or Committee may establish in accordance with this Plan.

      2.20     “Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

      2.21     “Option” means a Nonqualified Stock Option, as described in Article 6.

      2.22     “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

      2.23     “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan, granted pursuant to Article 10.

      2.24     “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

      2.25     “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

      2.26     “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

      2.27     “Plan” means the Coeur d’Alene Mines Corporation 2005 Non-employee Directors’ Equity Incentive Plan.

      2.28     “Plan Year” means the calendar year.

      2.29     “Restricted Stock” means an Award of Shares granted to a Participant pursuant to Article 8.

      2.30     “Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the date of grant.

      2.31     “Share” means a share of common stock of the Company, $1.00 par value per share.

      2.32     “Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

      2.33     “Subsidiary” means any corporation, partnership, joint venture, limited liability company, or other entity (other than the Company) in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain owns at least fifty percent (50%) of the total combined voting power in one of the other entities in such chain.

      2.34     “Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

Article 3.     Administration

      3.1     General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, beneficiaries, the Company, and all other interested individuals.

      3.2     Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any Award Agreement or other agreement or document ancillary to or in connection with this Plan, to determine eligibility for Awards and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, selecting Award recipients, establishing all Award terms and conditions, including the terms and conditions set forth in Award Agreements, granting Awards as an alternative to or as the form of payment for grants or rights earned or due under compensation plans or arrangements of the Company, and, subject to Article 15, adopting modifications and amendments to this Plan or any Award Agreement, including without limitation, any that are necessary to comply with the laws of the countries and other jurisdictions in which the Company, its Affiliates, and/or its Subsidiaries operate or may operate.

      3.3     Delegation. The Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan.

Article 4.     Shares Subject to this Plan and Maximum Awards

      4.1     Number of Shares Available for Awards.

(a)	Subject to adjustment as provided in Section 4.3, the maximum number of Shares available for issuance to Participants under this Plan on or after the Effective Date (the “Share Authorization”) shall be Five Hundred Thousand (500,000) Shares.

(b)	No Participant may receive Awards subject to more than Twenty Five Thousand (25,000) Shares in any Plan Year.

      4.2     Share Usage. Shares covered by an Award shall only be counted as used to the extent they are actually issued. Any Shares related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares, shall be available again for grant under this Plan. Moreover, if the Option Price of any Option granted under this Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or if an SAR is exercised, only the number of Shares issued, net of the Shares tendered, if any, will be deemed delivered for purposes of determining the maximum number of Shares available for delivery under this Plan. The Shares available for issuance under this Plan may be authorized and unissued Shares or treasury Shares.

      4.3     Adjustments in Authorized Shares. In the event of any corporate event or transaction such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, and other value determinations applicable to outstanding Awards.

      The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Awards under this Plan to reflect or related to such changes or distributions and to modify any other terms of outstanding Awards. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

      Subject to the provisions of Article 15, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.

Article 5.     Eligibility and Participation

      5.1     Eligibility. Individuals eligible to participate in this Plan include all Non-employee Directors.

      5.2     Actual Participation. Subject to the provisions of this Plan, the Committee may, from time to time, select from all eligible individuals, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

Article 6.     Stock Options

      6.1     Grant of Options. Subject to the terms and provisions of this Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion.

      6.2     Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable, and such other provisions as the Committee shall determine which are not inconsistent with the terms of this Plan.

      6.3     Option Price. The Option Price for each grant of an Option under this Plan shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price shall be: (i) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant, or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Option Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant.

      6.4     Term of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, no Option shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

      6.5     Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

      6.6     Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

      A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate FMV at the time of exercise equal to the Option Price (provided that except as otherwise determined by the Committee, the Shares that are tendered must have been held by the Participant for at least six (6) months prior to their tender to satisfy the Option Price or have been purchased on the open market); (c) by a combination of (a) and (b); or (d) any other method approved or accepted by the Committee in its sole discretion, including, without limitation, if the Committee so determines, a cashless (broker-assisted) exercise.

      Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

      Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

      6.7     Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

      6.8     Termination of Directorship. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s services to the Company as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

      6.9     Transferability of Options. An NQSO granted under this Article 6 may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

Article 7.     Stock Appreciation Rights

      7.1     Grant of SARs. Subject to the terms and conditions of this Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

      Subject to the terms and conditions of this Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of this Plan, in determining the terms and conditions pertaining to such SARs.

      The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price shall be: (i) based on one hundred percent (100%) of the FMV of the Shares on the date of grant, (ii) set at a premium to the FMV of the Shares on the date of grant, or (iii) indexed to the FMV of the Shares on the date of grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price on the date of grant must be at least equal to one hundred percent (100%) of the FMV of the Shares on the date of grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

      7.2     SAR Agreement. Each SAR Award shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine.

      7.3     Term of SAR. The term of an SAR granted under this Plan shall be determined by the Committee, in its sole discretion, and except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary date of its grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

      7.4     Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes.

      7.5.     Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

      7.6     Settlement of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the FMV of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

      At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

      7.7     Termination of Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s services to the Company, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

      7.8     Transferability of SARs. An SAR granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

      7.9     Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to this Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8.     Restricted Stock and Restricted Stock Units

      8.1     Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of this Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the date of grant.

      8.2     Restricted Stock or Restricted Stock Unit Agreement. Each Restricted Stock and/ or Restricted Stock Unit grant shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, and such other provisions as the Committee shall determine.

      8.3     Transferability. Restricted Stock and/or Restricted Stock Units shall not be transferable other than by will or the laws of descent and distribution; no Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind; and any purported transfer in violation hereof shall be null and void. Additionally, no domestic relations order purporting to authorize a transfer of an Award shall be recognized as valid.

      8.4     Other Restrictions. The Committee shall impose such other conditions and/ or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to this Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, time-based restrictions on vesting following the attainment of the performance goals, time-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

      To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

      Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse, and Restricted Stock Units shall be paid in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

      8.5     Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion:

      The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer as set forth in the Coeur d’Alene Mines Corporation 2005 Non-employee Directors’ Equity Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Coeur d’Alene Mines Corporation.

      8.6     Voting Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder may be granted the right to exercise full voting rights with respect to those Shares during the Period of Restriction. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder.

      8.7     Termination of Directorship. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s services to the Company, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

      8.8     Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9.     Other Stock-Based Awards

      9.1     Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of this Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

      9.2     Value of Other Stock-Based Awards. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. The Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals are met.

      9.3     Other Stock-Based Awards. Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or Shares as the Committee determines.

      9.4     Termination of Directorship. The Committee shall determine the extent to which the Participant shall have the right to receive Other Stock-Based Awards following termination of the Participant’s services to the Company. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an Award Agreement entered into with each Participant, but need not be uniform among all Awards of Other Stock-Based Awards issued pursuant to this Plan, and may reflect distinctions based on the reasons for termination.

      9.5     Transferability of Other Stock-Based Awards. Except as otherwise determined by the Committee, Other Stock-Based Awards may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under this Plan, if exercisable, shall be exercisable during his lifetime only by such Participant. With respect to Other Stock-Based Awards, if any, that are permitted to be transferred to another individual, references in this Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 10.     Dividends and Dividend Equivalents

      Subject to the requirements of Section 409A of the Code, the Committee may grant dividends or dividend equivalents based on the dividends declared on Shares that are subject to any Award. The dividends or dividend equivalents may be credited as of the dividend payment dates, during the period between the date the Award is granted and the date the Award vests. The dividends or dividend equivalents may be subject to any limitations and/or restrictions determined by the Committee. Dividend equivalents shall be converted to cash or additional Shares by such formula and at such time as may be determined by the Committee.

Article 11.     Beneficiary Designation

      Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s executor, administrator, or legal representative.

Article 12.     Deferrals

      12.1     Deferrals. The Committee may permit or require a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to an Award. If any such deferral election is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals.

      12.2     Awards Subject to Code Section 409A. The remaining provisions of this Article 12 shall apply to any Award granted under this Plan that is or becomes subject to Section 409A of the Code. The provisions under this Article 12 are intended to comply with the requirements set forth in Section 409A of the Code. If any such provision does not meet the requirements of Section 409A of the Code, such section shall be null and void, unless such provision is amended by the Committee to comply with Section 409A of the Code.

      12.3     Deferral and/or Distribution Elections. The following rules shall apply to any deferral and/or distribution elections (“Elections”) that may be permitted or required by the Committee to be made in regard to an Award:

(a)	All Elections must be in writing and specify the amount of the Award being deferred, as well as the time and form of distribution as permitted by this Plan;

(b)	All Elections shall be made by the end of the Participant’s taxable year prior to the year in which services commence for which an Award would otherwise be granted to the individual; provided, however, that if the Award qualifies as “performance-based compensation” for purposes of Section 409A of the Code, then the deferral election can be made no later than six (6) months prior to the end of the performance period; and

(c)	Elections shall continue in effect until a written election to revoke or change such Election is received by the Company, except that a written election to revoke or change such Election with respect to an Award granted in the future, must be made prior to the beginning of the calendar year for which such Election is to be effective.

      12.4     Subsequent Elections. This Plan permits a subsequent election to delay the distribution or change the form of distribution of an Award deferred pursuant to Section 12.3; however, such subsequent election shall comply with the following requirements:

(a)	Such subsequent election may not take effect until at least twelve (12) months after the date on which the subsequent election is made;

(b)	In the case of a subsequent election related to a distribution of an award not described in Sections 12.5(b), 12.5(c), or 12.5(f), such subsequent election must result in a delay of distribution for a period of not less than five (5) years from the date such distribution would otherwise have been made; and

(c)	Any subsequent election related to a distribution pursuant to Section 12.5(d) shall not be made less than twelve (12) months prior to the date of the first scheduled payment under such distribution.

      12.5     Distributions Pursuant to Deferral Elections. Any Award deferred under this Plan (and subject to the 409A rules) may not be distributed earlier than:

(a)	The Participant’s separation from service (as determined by the Secretary of the United States Treasury);

(b)	The date the Participant becomes Disabled;

(c)	Death;

(d)	A specified time (or pursuant to a fixed schedule) specified in the Election as of the date of the deferral of such Award;

(e)	To the extent provided by the Secretary of the United States Treasury, a change in control as defined under Code Section 409A; or

(f)	The occurrence of an “Unforeseeable Emergency” as defined under Code Section 409A.

      Notwithstanding anything else herein to the contrary, to the extent that a Participant is a “Specified Employee” (as defined in Section 409A(a)(2)(B)(i) of the Code) of the Company, no distribution pursuant to Section 12.5(a) of any deferred amounts may be made before six (6) months after such Participant’s date of separation from service, or, if earlier, the date of the Participant’s death.

      12.6     Unforeseeable Emergency. The Committee shall have the authority to alter the timing or manner of payment of deferred amounts in the event that a Participant establishes, to the satisfaction of the Committee, the occurrence of an Unforeseeable Emergency. In such event, the amount(s) distributed with respect to such Unforeseeable Emergency cannot exceed the amounts necessary to satisfy such Unforeseeable Emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such distribution(s), after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). Furthermore, to the extent the Committee agrees an Unforeseeable Emergency has occurred for a Participant, the Committee may, in its sole discretion:

(a) Authorize the cessation of deferrals by such Participant under this Plan; or

(b) Provide that, subject to the above requirements, all, or a portion, of any previous deferrals by the Participant shall immediately be paid in a lump-sum payment; or

(c) Provide for such other payment schedule as deemed appropriate by the Committee under the circumstances.

      The occurrence of an Unforeseeable Emergency shall be judged and determined by the Committee. The Committee’s decision with respect to whether an Unforeseeable Emergency has occurred and the manner in which, if at all, the payment of deferrals to the Participant shall be altered or modified, shall be final, conclusive, and not subject to approval or appeal.

      12.7     Disabled

(a) A Participant may elect one or both of the following forms of distribution for his or her deferral(s) distributable by reason of the Participant becoming Disabled: (i) a single distribution, or (ii) a distribution in approximately equal annual installments over a period of either five (5) or ten (10) years. The deferral(s) of a Participant who fails or refuses to elect a method of distribution upon becoming Disabled shall be paid in a single sum.

(b) A distribution payable by reason of a Participant becoming Disabled shall be paid (in the case of a single distribution) or commence to be paid (in the case of annual installments) as soon as practicable following the date the Participant becomes Disabled.

      12.8     Death. If a Participant dies before complete distribution of his or her deferral(s) under this Plan has occurred, the Participant’s undistributed deferrals shall commence to be distributed to his or her beneficiary under the distribution method for death elected by the Participant as soon as administratively possible following receipt by the Committee of satisfactory notice and confirmation of the Participant’s death. The deferral(s) of a Participant who fails or refuses to elect a method of distribution upon death shall be paid in a single distribution.

      12.9     No Acceleration of Distributions. Notwithstanding anything to the contrary herein, this Plan does not permit the acceleration of the time or schedule of any distribution under this Plan, except as provided by Section 409A of the Code and/or the Secretary of the United States Treasury.

Article 13.     Rights of Participants

      13.1     Directorship. Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company to terminate any Participant’s service on the Board at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue service as a Director for any specified period of time.

      Neither an Award nor any benefits arising under this Plan shall constitute a service contract with the Company and, accordingly, subject to Articles 3 and 15, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company.

      13.2     Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

      13.3     Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 14.     Change of Control

      Upon the occurrence of a Change in Control, unless otherwise specifically prohibited under applicable laws, or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement:

(a)	Any and all Options and SARs granted hereunder shall become immediately exercisable; additionally, if a Participant’s service is terminated for any other reason except Cause within twelve (12) months of such Change in Control, the Participant shall have until the earlier of: (i) twelve (12) months following such termination date; or (ii) the expiration of the Option or SAR term, to exercise any such Option or SAR;

(b)	Any Period of Restriction for Restricted Stock and Restricted Stock Units granted hereunder that have not previously vested shall end, and such Restricted Stock and Restricted Stock Units shall become fully vested;

(c)	The target payout opportunities attainable under all outstanding Awards which are subject to achievement of any performance conditions or restrictions that the Committee has made the Award contingent upon, shall be deemed to have been earned as of the effective date of the Change in Control, and such Awards treated as follows:

(i)	The vesting of all such Awards denominated in Shares shall be accelerated as of the effective date of the Change in Control, and there shall be paid out to Participants a pro rata number of Shares based upon an assumed achievement of all relevant targeted performance goals and upon the length of time within the performance period, if any, that has elapsed prior to the Change in Control. The Committee has the authority to pay all or any portion of the value of the Shares in cash.

(ii)	All such Awards denominated in cash shall be paid pro rata to Participants with the proration determined as a function of the length of time within the performance period, if any, that has elapsed prior to the Change in Control, and based on an assumed achievement of all relevant targeted performance goals.

(d)	Subject to Article 15, herein, the Committee shall have the authority to make any modifications to the Awards as determined by the Committee to be appropriate before the effective date of the Change in Control.

Article 15.     Amendment, Modification, Suspension, and Termination

      15.1     Amendment, Modification, Suspension, and Termination. Subject to Section 15.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan and any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders and except as provided in Section 4.3, Options or SARs issued under this Plan will not be repriced, replaced, or regranted through cancellation, or by lowering the Option Price of a previously granted Option or the Grant Price of a previously granted SAR, and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule including, but not limited to, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code of 1986, as amended, and, if applicable, the New York Stock Exchange Listed Company Manual. Furthermore, no amendment, modification, suspension or termination may impact the distribution of any Award that is deferred under Article 12 of the Plan, except as permitted by Section 409A of the Code.

      15.2     Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan.

      15.3     Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, no termination, amendment, suspension, or modification of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

      15.4     Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Board of Directors may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A of the Code), and to the administrative regulations and rulings promulgated thereunder.

Article 16.     Successors

      All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 17.     General Provisions

      17.1     Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of service for cause, termination of the Participant’s provision of services to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the securities laws, if the Participant knowingly or gross negligently engaged in the misconduct, or knowingly or gross negligently failed to prevent the misconduct, or if the Participant is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, the Participant shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve- (12-) month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever just occurred) of the financial document embodying such financial reporting requirement.

      17.2     Legend. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

      17.3     Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

      17.4     Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

      17.5     Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      17.6     Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

      17.7     Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

      17.8     Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

      17.9     Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

      17.10     Unfunded Plan. Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other individual. To the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

      17.11     No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

      17.12     Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

      17.13     No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

      17.14     Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Idaho, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Idaho, to resolve any and all issues that may arise out of or relate to this Plan or any related Award Agreement.

      17.15     Indemnification. Subject to requirements of Idaho law, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of any judgement in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf, unless such loss, cost, liability, or expense is a result of his own willful misconduct or except as expressly provided by statute.

      The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Certificate of Incorporation of Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

COEUR D’ALENE MINES CORPORATION

400 Coeur d’Alene Mines Building, 505 Front Avenue, P.O. Box I
Coeur d’Alene, Idaho 83814

COMMON STOCK PROXY

This proxy is solicited by the Board of Directors for the
ANNUAL MEETING OF SHAREHOLDERS on May 10, 2005, 9:30 A.M., local time

The undersigned appoints Dennis E. Wheeler or, in his absence, James A. Sabala, proxy of the undersigned, with full power of substitution, to vote all shares of Coeur d’Alene Mines Corporation common stock the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on Tuesday, May 10, 2004, or at any adjournment thereof, with all powers the undersigned would have if personally present. The shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided, this Proxy will be voted FOR Proposals 1 and 2.

Address Change/Comments (Mark the corresponding box on the reverse side)

The Shares will be voted as directed, and with respect to other matters of business properly before the meeting as the Proxies shall decide. If no direction is provided, this Proxy will be voted FOR Proposals 1 and 2. The Board of Directors recommends voting FOR the following proposals:
☒ Please mark here for address change or comments. See reverse side

1. ELECTION OF DIRECTORS FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY To vote for all nominees listed below ☐

(INSTRUCTION; To withhold authority to vote for any individual nominee, strike a line through the nominee’s name on the list below.) Nominees: Cecil D. Andrus, James. J. Curran, Andrew Lundquist, Robert E. Mellor, John H. Robinson, J. Kenneth Thompson, Alex Vitale, Timothy R. Winterer and Dennis E. Wheeler.

2. PROPOSAL REGARDING APPROVAL OF 2005 NON-EMPLOYEE DIRECTORS’ EQUITY INCENTIVE PLAN AND AUTHORIZATION OF ISSUANCE OF 500,000 SHARES THEREUNDER.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING.

I plan to attend the meeting	YES ☐	NO ☐

PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

Signature(s)_________________ Name(s)_____________ Dated:____________, 2005

     Sign exactly as your name appears hereon. When signing in a representative or fiduciary capacity, indicate the title. If shares are held jointly, each holder should sign.